                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       PROLONG INTERNATIONAL CORPORATION
_______________________________________________________________________________
               (Name of Registrant As Specified In Its Charter)

                                      N/A
_______________________________________________________________________________
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]No Fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Titleof each class of securities to which transaction applies:

   ____________________________________________________________________________
    (2)Aggregate number of securities to which transaction applies:

   ____________________________________________________________________________
    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   ____________________________________________________________________________
    (4)Proposed maximum aggregate value of transaction:

   ____________________________________________________________________________
    (5)Total fee paid:

   ____________________________________________________________________________

[_]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

    (1)Amount Previously Paid:

   ____________________________________________________________________________
    (2)Form, Schedule or Registration Statement No.:

   ____________________________________________________________________________
    (3)Filing Party:

   ____________________________________________________________________________
    (4)Date Filed:

   ____________________________________________________________________________

                       PROLONG INTERNATIONAL CORPORATION
                                   6 Thomas
                           Irvine, California 92618

                                                                   May 20, 2002

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Prolong International Corporation (the "Company") to be held at 10:00 A.M. on Wednesday, June 26, 2002 at the Hilton Orange County Airport, located at 18800 MacArthur Blvd., Irvine, California 92612.

   At the Annual Meeting you will be asked to elect one director of the Company, to approve the appointment of Haskell & White LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and approve the increase of the authorized shares under the Company's Qualified Stock Option Plan from its present 2,500,000 shares to a maximum of 4,000,000 shares. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders. We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting.

   However, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                          Very truly yours,

                                          /s/   ELTON ALDERMAN
                                          Elton Alderman
                                          President, Chief Executive Officer
                                            and Chairman of
                                          the Board of Directors

                       PROLONG INTERNATIONAL CORPORATION
                                   6 Thomas
                           Irvine, California 92618

                         -----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on June 26, 2002

                         -----------------------------

TO THE STOCKHOLDERS OF PROLONG INTERNATIONAL CORPORATION:

   The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Prolong International Corporation (the "Company") will be held at 10:00 A.M. on Wednesday, June 26, 2002 at the Hilton Orange County Airport, located at 18800 MacArthur Blvd., Irvine, California 92612, for the following purposes as more fully described in the accompanying Proxy Statement:

(1) To elect one (1) Class I director to serve until the 2005 Annual Meeting of Stockholders;

(2) To ratify the appointment of Haskell & White LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

(3) To approve the increase of the authorized shares under the Company's Qualified Stock Option Plan from its present 2,500,000 shares to a maximum of 4,000,000 shares; and

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders of record at the close of business on May 15, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors

                                          /s/   THOMAS C. BILLSTEIN
                                          Thomas C. Billstein
                                          Secretary

Irvine, California
May 20, 2002

              Please sign and return the enclosed proxy promptly.

                       PROLONG INTERNATIONAL CORPORATION
                                   6 Thomas
                           Irvine, California 92618

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on June 26, 2002

   This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of Prolong International Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, June 26, 2002 (the "Annual Meeting"), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters, which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

   Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 20, 2002 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

   A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Attendance and voting at the Annual Meeting in and of itself will not constitute a valid revocation of a proxy. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposal Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date and Voting Rights

   Only stockholders of record at the close of business on May 15, 2002 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On May 15, 2002, there were 29,789,598 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

   Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposal Nos. 1, 2 and 3 is discussed under each respective Proposal.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 30, 2002 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

Name and Address of                                  Shares Beneficially Percent of
Beneficial Owner(1)                                       Owned(2)         Class
-------------------                                  ------------------- ----------
Elton Alderman......................................      3,926,600(3)      13.2%

Carol A. Auld.......................................      3,744,999(4)      12.6%

Tom T. Kubota.......................................      1,790,000          6.0%
51 Harbor Ridge
Newport Beach, CA 92660

Thomas C. Billstein.................................      1,467,600(5)       4.9%

Nicholas M. Rosier..................................         65,000(6)         *

Gerry L. Martin.....................................         55,000(7)         *

Richard L. McDermott................................         55,000(7)         *

Gregory W. Orlandella...............................         55,000(7)         *

All officers and directors as a group (6 persons)(8)      5,624,200(9)      18.7%

--------
 * Less than 1%.

(1) Unless otherwise indicated, the address of such beneficial owner is the Company's principal executive offices, 6 Thomas, Irvine, California 92618.

(2) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of April 30, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 30,000 shares of Common Stock subject to options exercisable within 60 days of April 30, 2002.

(4) Carol Auld obtained beneficial ownership of 3,744,999 shares following the death of her husband, Edwin C. Auld Jr., on February 8, 1996 and as a result of the subsequent settlement of his estate.

(5) Includes 22,500 shares of Common Stock subject to options exercisable within 60 days of April 30, 2002.

(6) Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of April 30, 2002.

(7) Includes 55,000 shares of Common Stock subject to options exercisable within 60 days of April 30, 2002.

(8) Includes shares held by Messrs. Alderman, Billstein, Rosier, Martin, McDermott and Orlandella.

(9) Includes 257,500 shares of Common Stock subject to options exercisable within 60 days of April 30, 2002.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's Restated Bylaws (the "Bylaws") provide that the members of the Company's Board of Directors be divided into three classes serving staggered three-year terms, designated Class I, Class II and Class III, respectively. Nevada law requires that at least one-fourth (1/4) of the Board of Directors be elected annually. At each Annual Meeting, directors shall be elected for a three-year term to succeed the directors of the class whose terms then expire.

   Pursuant to Nevada law and the Company's Bylaws, the number of directors constituting each class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. The Company's Bylaws provide that the aggregate number of directors shall be no less than three nor more than nine. Currently, the Board of Directors has authorized two directors in each class, or a total of six directors. At the 2002 Annual Meeting, one Class I director, will be elected to hold office for three-year term expiring at the 2005 Annual Meeting.

   Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the nominee named below. The four remaining directors will continue in office in accordance with their previous elections until the expirations of the terms of the classes at the 2003 and 2004 Annual Meetings, as the case may be.

   The nominees have indicated that they are willing and able to serve as directors, if elected. If the nominees become unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEE NAMED BELOW.

                                    Class I
          (Director nominated for office with term expiring in 2005)

                       Name                 Age Director Since
                       ----                 --- --------------
                 Richard L. McDermott...... 55       2001

   Richard L. McDermott was appointed as a member of the Company's Board of Directors on April 20, 2001. Mr. McDermott has been the President of RLM Properties/RLM Realty since 1975 where he is engaged in consulting with real estate owners in the planning, processing, management, sale and leasing of commercial, industrial and residential real estate properties and land development. He has been a consultant to the Orange County Transit Authority on real property issues. From 1995 through 1999 he was the owner and President of Western Maintenance Services, Inc. which provided maintenance and janitorial services for commercial office buildings in Southern California. Mr. McDermott is a licensed Real Estate Broker in California. He graduated from the University of Southern California with a Bachelor of Arts degree in 1969. He earned his Master of Business Administration degree from the University of Southern California in 1972.

Biographical Information For Directors Continuing In Office

   Set forth below is biographical information for each of the other directors of the Company whose present terms of office will continue after the 2002 Annual Meeting.

                                   Class II
         (Directors continuing in office with a term expiring in 2003)

                      Name                  Age Director Since
                      ----                  --- --------------
                 Gregory W. Orlandella..... 35       2001
                 Gerry L. Martin........... 49       2001

   Gregory W. Orlandella has served as a director since June 2001. Mr. Orlandella has been the President and Founder of Corporate Capital Research, Inc. located in Dana Point since 1999 where he is engaged in working with institutional and strategic investors in both the public and private sectors. At the same time he was a founding member of Oxygen Ventures, Inc, where he worked with legal counsel on investment structure and execution. From 1996 to 1998, Mr. Orlandella was the Managing Director at Corporate Communications Network II, Inc. and VP of Finance at Bentley Richard and Associates from 1994 to 1996.

   Gerry L. Martin was appointed as a member of the Company's Board of Directors on April 20, 2001. Mr. Martin has been the President of CMI since 1974 where he is engaged in arranging debt and equity financing for middle market companies by providing funding from institutional investors. He is a licensed Real Estate Broker in California and Georgia. Mr. Martin attended Georgia State University in 1972 where he studied business administration before moving to California.

                                   Class III
         (Directors continuing in office with a term expiring in 2004)

                       Name                Age Director Since
                       ----                --- --------------
                   Elton Alderman......... 63       1995
                   Thomas C. Billstein.... 49       1995

   Elton Alderman has served as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its reorganization in June 1995. Since December 1998, Mr. Alderman has served as a director of Prolong International Holdings Ltd. and Prolong International Ltd. From October 1993 to the present, Mr. Alderman has also served as a director, President and Chief Executive Officer of PSL, the Company's wholly-owned operating subsidiary. Prior to joining PSL, Mr. Alderman served as the President and Chief Executive Officer of EPL Pro-Long, Inc., the holder of the patent for the AFMT formula, from July 1988 until October 1993.

   Thomas C. Billstein has served as a director of the Company since its reorganization in June 1995. Since December 1998, Mr. Billstein has served as a director of Prolong International Holdings Ltd. and Prolong International Ltd. Mr. Billstein has also served as the Company's Vice President and Secretary since February 1996, and the Company's Chief Operating Officer since April 1, 2000. From October 1993 to the present, Mr. Billstein has also served as a director of PSL, and has served as PSL's Secretary since February 1996. Prior to joining PSL, Mr. Billstein served as an independent financial and legal consultant to EPL Pro-Long, Inc. from August 1992 until October 1993. From November 1991 to August 1992, Mr. Billstein provided independent financial and legal consulting services to various small companies located in Southern California. Prior to commencing his employment with the Company and PSL, Mr. Billstein served as an independent financial and legal consultant to those entities as well. Mr. Billstein holds a Bachelor of Science degree in Business Administration with an emphasis in Finance--Investments from California State University, Long Beach. He attended Whittier College School of Law, where he was awarded the American Jurisprudence Award for Agency Law and graduated with a Juris Doctorate degree in 1978. Mr. Billstein is a member of the State Bar of California.

Committees and Meetings of the Board of Directors

   The Board of Directors of the Company held 3 meetings during the fiscal year ended December 31, 2001. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee meets with the Company's independent auditors to prepare for and to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During 2001, the Audit Committee consisted of Mr. Martin, Mr. McDermott and Mr. Orlandella. Assuming the election of Mr. McDermott, the composition of the Audit Committee of the Board of Directors for 2002 is Mr. Martin, Mr. McDermott and Mr. Orlandella. None of Mr. Martin, Mr. McDermott or Mr. Orlandella are or have been officers or employees of the Company and in all other respects meet the qualifications prescribed by the rules of AMEX for members of audit committees. The Audit Committee met 4 times during 2001 to discuss the annual audit and the quarterly reviews with the Company's independent auditors. The Audit Committee operates under a written charter.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During 2001, the Compensation Committee consisted of Mr. McDermott and Mr. Orlandella. Assuming the election of Mr. McDermott, the compensation of the Compensation Committee of the Board of Directors for 2002 is Mr. McDermott and Mr. Orlandella. The Compensation Committee met 1 time during 2001.

   The Nominating Committee identifies and screens candidates for membership on the Company's Board of Directors. During 2001, the Nominating Committee consisted of Mr. Alderman and Mr. Billstein. The Nominating Committee met twice during 2001. The Nominating Committee for 2002 will be composed of Mr. Alderman and Mr. Billstein.

   During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

   Stockholders may recommend nominees for election as directors by writing to the Chief Executive Officer of the Company.

Directors' Compensation

   The Company's outside directors receive monthly cash compensation of $1,200 each, and may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Additionally, outside directors receive an annual grant of 10,000 options to purchase shares of the Company's common stock. Such options are exercisable at a minimum of the fair market value of the Company's common stock on the date of grant and vest in equal annual installments over a 3-year period. Additionally, on September 1, 2001 each outside director was granted a stock option, for 60,000 shares of common stock at $0.20 per share. Such options shall vest at 5,000 each month for 12 consecutive months, so long as each director retains his position as an outside director of the Company.

Vote Required

   The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominees will not be reduced by such action.

                              EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to each of the Company's executive officers as of April 30, 2002:

           Name                Age               Position
           ----                ---               --------
       Elton Alderman......... 63  President and Chief Executive Officer
       Thomas C. Billstein.... 49  Chief Operating Officer and Secretary
       Nicholas M. Rosier..... 56  Chief Financial Officer

   Biographical summaries regarding Messrs. Alderman and Billstein have been presented earlier.

   Nicholas M. Rosier has served as Chief Financial Officer of the Company and PSL since July 1997. From March 1997 through June 1997, Mr. Rosier served as the Controller of PSL. For the four-year period prior to his joining PSL, Mr. Rosier was the Controller and Financial Accounting Manager of two divisions for DePUY, Inc., a major public manufacturing company in the global orthopedic industry. Prior to that position, Mr. Rosier was the Controller/Director of Finance for thirteen years for Adams Rite Manufacturing Company, a privately owned manufacturer of locks and automotive equipment. He holds a Bachelors degree in accounting and finance from H.B.S. in Holland.

                            EXECUTIVE COMPENSATION

Executive Compensation

   The following table sets forth the compensation paid in the years ended December 31, 2001, 2000 and 1999 to the Company's Chief Executive Officer and the Company's other executive officers (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                    Annual
                                 Compensation       Long Term Compensation
                             -------------------- --------------------------
       Name and                                   Restricted Stock  Option      All Other
  Principal Position    Year Salary($)   Bonus($)   Awards($)(1)   Grants(#) Compensation($)
  ------------------    ---- ---------   -------- ---------------- --------- ---------------
Elton Alderman......... 2001  176,835       --           --             --         --
President and Chief     2000  185,634       --           --         60,000         --
Executive Officer       1999  182,828(2)    --           --             --         --

Thomas C. Billstein.... 2001  149,138       --           --             --         --
Chief Operating Officer 2000  152,956       --           --         45,000         --
and Secretary           1999  159,280(3)    --           --             --         --

Nicholas M. Rosier..... 2001  100,588       --           --             --         --
Chief Financial Officer 2000  101,690       --           --         45,000         --
                        1999   83,513       --           --         35,000         --

--------
(1) At December 31, 2001, the above-named individuals collectively held approximately 5,366,700 shares of Common Stock with a value of $375,669 in the aggregate, based on the closing share price of $0.07 per share on such date.

(2) Includes $20,770 for 1999 accrued vacation earned and paid in 2000 to the named individual.

(3) Includes $13,750 for 1999 accrued vacation earned and paid in 2000 to the named individual.

Option Grants in Last Fiscal Year

   The Company did not grant any stock options to the Named Executive Officers during fiscal year 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information regarding option exercises during the fiscal year ended December 31, 2001 by each of the Named Executive Officers:

                                                 Number of
                                           Securities Underlying     Value of Unexercised
                                            Unexercised Options      In-The-Money Options
                      Shares     Value   at Fiscal Year-End (#)(2) at Fiscal Year End ($)(1)
                    Acquired on Realized ------------------------- -------------------------
       Name         Exercise #    ($)    Exercisable Unexercisable Exercisable Unexercisable
       ----         ----------- -------- ----------- ------------- ----------- -------------
Elton Alderman.....     --         --      15,000       45,000         --           --
Thomas C. Billstein     --         --      11,250       33,750         --           --
Nicholas M. Rosier.     --         --      28,750       51,250         --           --

--------
(1) Value is based on the closing sales price for the Common Stock as reported on the American Stock Exchange on December 31, 2001 (the "Fair Market Value") minus the exercise price or base price of "in-the-money" options. The Fair Market Value of the Common Stock as of December 31, 2001 was $0.07 per share.

(2) On March 1, 2001, Elton Alderman, Thomas C. Billstein and Nicholas M. Rosier agreed to cancel 500,000, 200,000 and 20,000 stock options held by such individuals, respectively, as of such date.

Employment Agreements

   On January 21, 2000, the Company entered into an employment agreement with Mr. Alderman for an initial term of 5 years with automatic renewal for successive five-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $180,000 (with minimum annual increases in the base of 10%), an incentive bonus determined in accordance with the Company's incentive compensation plan, options to purchase 60,000 shares of Common Stock at an exercise price equal to $0.69 per share granted under the Company's 1997 Stock Incentive Plan, an automobile allowance of up to $1,000 per month and certain other incentives set forth therein. Upon termination of Mr. Alderman's employment agreement by the Company for reason other than "cause," as defined in the employment agreement, or by Mr. Alderman for "good reason," as defined in the employment agreement, Mr. Alderman will be entitled to receive, as severance pay, an amount equal to Mr. Alderman's current monthly salary multiplied by thirty-six months, plus the payment of certain additional benefits, such as health insurance, for a period of twelve months. Severance pay shall be made fifty percent (50%) in one lump sum with the balance payable in equal installments over a twelve-month period following termination. Mr. Alderman's employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

   On January 21, 2000, the Company entered into an employment agreement with Mr. Billstein for an initial term of 4 years with automatic renewal for successive four-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $143,000 (with minimum annual increases in the base of 5%), an incentive bonus determined in accordance with the Company's incentive compensation plan, options to purchase 45,000 shares of Common Stock at an exercise price equal to $0.63 per share granted under the Company's 1997 Stock Incentive Plan, an automobile allowance of up to $1,000 per month and certain other incentives set forth therein. Upon termination of Mr. Billstein's employment agreement by the Company for reason other than "cause," as defined in the employment agreement, or by Mr. Billstein for "good reason," as defined in the employment agreement, Mr. Billstein will be entitled to receive, as severance pay, an amount equal to Mr. Billstein's current monthly salary multiplied by twenty-four months, plus the payment of certain additional benefits, such as health insurance, for a period of twelve months. Severance pay shall be made fifty percent (50%) in one lump sum with the balance payable in equal installments over a twelve-month period following termination. Mr. Billstein's employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

   On June 1, 2000, the Company entered into an employment agreement with Mr. Rosier for an initial term of 3 years with automatic renewal for successive one-year periods unless either party gives written notice of the non-renewal at least 180 days prior to the expiration of the then-current term. The employment agreement provides for an annual base salary of $100,000 (with minimum annual increases in the base of 5%), an incentive bonus determined in accordance with the Company's incentive compensation plan, options to purchase 45,000 shares of Common Stock at an exercise price equal to $0.38 per share granted under the Company's 1997 Stock Incentive Plan, an automobile allowance of up to $400 per month and certain other incentives set forth therein. Upon termination of Mr. Rosier's employment agreement by the Company for reason other than "cause," as defined in the employment agreement, or by Mr. Rosier for "good reason," as defined in the employment agreement, Mr. Rosier will be entitled to receive, as severance pay, an amount equal to Mr. Rosier's current monthly salary multiplied by six months, plus the payment of certain additional benefits, such as health insurance, for a period of six months. Mr. Rosier's employment agreement also contains confidentiality, proprietary rights and dispute resolution provisions.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   During 2001, the Compensation Committee of the Board of Directors was comprised of Mr. McDermott and Mr. Orlandella. The following report on executive compensation is furnished by the Compensation Committee for the year ended December 31, 2001.

General Compensation Policy

   The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the primary objectives is to have a substantial portion of each executive officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the Company's success as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors

   The principal factors which the Compensation Committee and the Board of Directors considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation in future fiscal years.

Base Salary

   The base salary levels for the executive officers were recommended by the Compensation Committee and established by the Board of Directors for the 2001 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Compensation Committee did not rely upon any specific survey for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. On January 21, 2000, the Committee approved employment agreements for the Chief Executive Officer and Vice President whereby the 2000 base salaries were $180,000 and $143,000, respectively. The agreements are for five year and four-year terms, respectively. The Compensation Committee is required to review the base salary on or before February 15 of each year to determine the increase in base salary for the ensuing year. In any event, the increase shall be no less than 10% or 5%, respectively. These base salaries were not changed for 2001 and 2002. On June 1, 2000, the Committee approved an employment agreement for the Chief Financial Officer whereby the 2000 base salary was $100,000. The Compensation Committee is required to review the base salary on or before June 1, of each year to determine the increase in base salary for the ensuing year. The base salary was not changed for 2001.

Annual Incentive Compensation

   Executive officers have an opportunity to earn annual incentives based upon performance targets. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. For fiscal year 2001, the performance targets for the executive officers included revenues, pre-tax profits and earnings per share. The weight given to each factor varied from individual to individual. Additionally, each executive officer has a discretionary portion of the annual incentive linked to achievement of non-financial goals, which differ depending upon the responsibilities of the executive officer in question.

Long-Term Incentive Compensation

   The 1997 Stock Incentive Plan also provides the Compensation Committee with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibility and relative position in the Company. Stock options totaling 320,000 shares were granted to employees and consultants, none of which were granted to the executive officers during 2001. The exercise price for the stock options is no less than the fair market value of the stock on the date of the grant. Options generally vest at a rate of 25% per year starting on the anniversary date of the option grant and are contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

   The Chief Executive Officer participates in the compensation program discussed above. The Compensation Committee set the base salary for Mr. Elton Alderman, the Company's President and Chief Executive Officer for the 2001 fiscal year, at a level which is designed to provide him with a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with Mr. Alderman's experience. The Compensation Committee did not award an incentive payment to Mr. Alderman in 2001.

Respectfully submitted,

Richard McDermott
Gregory W. Orlandella

Report of the Audit Committee of the Board of Directors

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management. The Audit Committee also has discussed with Haskell & White LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Haskell & White LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Haskell & White LLP with that firm.

   Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the Company's consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Respectfully Submitted,

Gerry L. Martin
Richard L. McDermott
Gregory W. Orlandella

Compensation Committee Interlocks and Insider Participation

   During the year ended December 31, 2001, the Compensation Committee was comprised of two (2) directors who were neither officers nor employees of the Company, Mr. McDermott and Mr. Orlandella.

                             CERTAIN TRANSACTIONS

   Messrs. Alderman, Billstein and Rosier all hold concurrent positions as officers and/or directors of both the Company and its wholly owned operating subsidiary, Prolong Super Lubricants, Inc., a Nevada corporation ("PSL").

   Messrs. Alderman and Billstein have outstanding balances from the Company as of April 30, 2002 in the amounts of $36,972 and $83,085, respectively, for advances against annual bonuses. It is intended that such advances will be repaid to the Company during 2002 and 2003. Any remaining balance on such advances will be offset against bonuses to be paid in fiscal 2003. Also, Messrs. Alderman and Billstein each received a stock grant during 2001 of 150,000 shares at $0.001 per share as founders stock from ORYXE Energy International, Inc. formerly known as PEEC (Prolong Environmental Energy Corporation), an affiliate of the Company.

   During fiscal 2001, the Company paid Mr. McDermott (Director) $18,375 for brokerage commissions relating to the sale of the Company's headquarters at 6 Thomas, Irvine, California.

   Other than the related transactions disclosed above, the Company is not aware of any transactions or proposed transactions to which the Company or PSL was or is to be a party, in which any director, executive officer, nominee for election as a director, security holder or any member of the immediate family of the persons named above had or is to have a direct or indirect material interest.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 2001, with the following exceptions: Forms 5 prepared on behalf of Mr. McDermott, Mr. Martin and Mr. Orlandella, respectively to report grants of stock options, were delinquent and filed on March 12, 2002.

                            STOCK PERFORMANCE GRAPH

   Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and an industry peer group identified by the Company (the "Peer Group Index"). The Peer Group Index consists of WD-40 Company and Quaker Chemical Corporation. The Peer Group Index returns consist of the weighted returns of each component issuer according to such issuer's respective stock market capitalization at the beginning of each period for which a return is indicated.

   The graph assumes an investment of $100 in the Company's Common Stock on September 3, 1997, the date on which the Company's Common Stock was first registered under the Exchange Act, and an investment in each of the Russell 2000 Index and the Peer Group Index of $100 on September 3, 1997. The graph covers the period from September 3, 1997 through the fiscal year ended December 31, 2001.

   The calculation of cumulative stockholder return for the Russell 2000 Index and the Peer Group Index includes reinvestment of dividends. The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily an indicator of future price performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG PROLONG INTERNATIONAL CORP.,
                    RUSSELL 2000 INDEX AND PEER GROUP INDEX

                                    [CHART]

           PROLONG INTERNATIONAL CORP     PEER GROUP INDEX    RUSSELL 2000 INDEX
9/3/1997   100                            100                 100
            90.91                         104.07              107.32
12/31/1997  81.82                         102.54              103.72
           115.91                         107.50              114.16
6/30/1998  106.91                          99.79              108.83
            59.27                          87.48               86.91
12/31/199   52.36                         104.93              100.82
            42.18                         101.28               95.02
6/30/1999   43.27                          94.71               95.02
            22.91                          91.96              102.17
12/31/1999  11.27                          85.75              120.57
            22.73                          88.22              128.76
6/30/2000   15.91                          89.34              123.48
             6.84                          91.53              124.40
12/31/2000   2.29                          90.41              115.36
             3.27                          91.58              107.48
6/30/2001    3.64                         102.67              122.39
             2.55                          96.42               96.60
12/31/2001   2.55                         121.46              116.54


                    ASSUMES $100 INVESTED ON SEPT. 3, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED DEC. 31, 2001

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee of the Board of Directors On Executive Compensation, the Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be incorporated by reference into any such filings.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee has recommended, and the Board of Directors has selected, Haskell & White LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and the Board of Directors recommends that stockholders vote for ratification of such appointment. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. If this proposal is not approved the Audit Committee shall reconsider the proposal and submit its recommendation to the Board of Directors.

   Haskell & White LLP has audited the Company's financial statements as of its fiscal year ended December 31, 2001. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                            CHANGES IN ACCOUNTANTS

   PIC's financial statements for the years ended December 31, 1999 and 2000 were audited by Deloitte & Touche, LLP, independent accountants. In October 2001, Deloitte & Touche, LLP notified the Company that they resigned as its independent accountants, and PIC engaged Haskell & White LLP as its independent accountants. The change in PIC's independent accountants was the result of a mutual agreement between PIC and Deloitte & Touche. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during such period, which disagreements, if not resolved to the satisfaction Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreements in connection with its records. The decision to engage Haskell & White LLP was approved by the Board of Directors of PIC.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

Audit Fees

   The aggregate fees billed by Haskell & White LLP and Deloitte & Touche, LLP for professional services for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001, included in Form 10-K and the review of the condensed consolidated financial statements included in the Company's Forms 10-Q for fiscal 2001 were $77,085.

Financial Information Systems Design and Implementation Fees

   Haskell & White LLP and Deloitte & Touche, LLP did not provide, and it did not bill and it was not paid any fees for financial information systems design and implementation services in 2001.

All Other Fees

   The aggregate fees billed to the Company for all other services rendered by Haskell & White LLP and Deloitte & Touche, LLP to the Company in fiscal 2001 were $22,480.

   The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Haskell & White LLP and the fees paid therefor in fiscal year 2001 were compatible with maintaining Haskell & White LLP's independence.

                                PROPOSAL NO. 3

AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 2,500,000 TO 4,000,000 SHARES

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

   Approval of the amendments to the 1997 Stock Incentive Plan (the "1997 Plan") will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted "for" the amendment of the 1997 Plan to add 1,500,000 shares of common stock to the pool of shares reserved for issuance thereunder.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997
PLAN.

DESCRIPTION OF THE 1997 PLAN

   The following is a summary of the principal features of the 1997 Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all provisions of the 1997 Plan. Any stockholder who wishes to obtain a copy of the 1997 Plan may do so by written request to the Secretary, Prolong International Corporation, 6 Thomas, Irvine, California 92618.

   The Board of Directors adopted and the stockholders of the Company originally approved the 1997 Plan on June 4, 1997. The purpose of the 1997 Plan is to provide participants with incentives, which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

   At the time of its adoption, the 1997 Plan authorized the issuance of up to 2,500,000 shares of common stock. On January 24, 2002, the Board of Directors adopted an amendment and restatement of the 1997 Plan to among other things, increase the number of shares authorized for issuance to 4,000,000 shares of common stock and amend the "change in control" provisions. The Plan will terminate in June 2007, unless earlier terminated by the Board of Directors.

ADMINISTRATOR

   The 1997 Plan may be administered by either the Board of Directors or a committee appointed by the Board of Directors (the Board and the committee are hereinafter referred to as the "Administrator"). The Board of Directors has delegated the duties of Administrator to the Compensation Committee, which is comprised of two non-employee directors, all of whom are eligible to participate in the 1997 Plan. Subject to the provisions of the 1997 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 1997 Plan.

ELIGIBILITY

   Incentive Options. Officers and other key employees of the Company or of any affiliated Company (including directors if they are also employees of the Company or an affiliated company), as may be determined by the Administrator, and who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), will be eligible to receive incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options and Rights to Purchase if the Administrator so determines. To the extent that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all such plans of the Company and its affiliates exceeds $100,000, such options representing such excess shall be treated as nonqualified stock options for tax purposes.

   Nonqualified Options or Restricted Shares. Officers and other key employees of the Company or any affiliated company, any member of the Board of Directors, whether or not he or she is employed by the Company or an affiliated company, or consultants and other persons who provide services to the Company will be eligible to receive nonqualified options or restricted shares under the Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted incentive options, additional nonqualified options or restricted shares if the Administrator so determines.

VESTING AND EXERCISE.

   The exercise price in the case of incentive stock options granted under the Plan must be at least equal to the fair market value of the Common Stock as of the date of grant. In the case of incentive stock options granted to a person who owns 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price must be at least equal to 110% of the fair market value of the Common Stock as of the date of grant. The exercise price of a nonqualified stock option granted under the Plan must be at least 85% of fair market value on the date the option is granted. If the Company's Common Stock is then listed or traded on any stock exchange or on a NASDAQ system which reports closing sale prices, the fair market value shall be the closing sale price on the date of valuation on the principal stock exchange or system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day on such system or exchange, or, if no sale takes place on such day on such system or exchange, then the fair market value shall be the closing sale price of the Common Stock on such exchange or system on the next preceding day on which a sale occurred. If the Common Stock is not listed or admitted to trading on a stock exchange or on a NASDAQ system which reports closing sale prices, the fair market value shall be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on the date of valuation. During such times as no market price is available, the fair market value of the Common Stock shall be determined by the Administrator in good faith, which determination shall be conclusive and binding on all interested parties. The exercise price shall be subject to the anti-dilution provisions of the Plan.

   Until January 2002, the terms of 1997 Plan provided that the vesting with respect to all issued and outstanding options to purchase common stock of the Company would accelerate and become fully exercisable upon a "change in control." In January 2002, the Board of Directors amended the 1997 Plan to provide that vesting with respect to all subsequently issued options to purchase common stock and the repurchase rights with respect to restricted stock will not accelerate upon a "change in control" unless the options or restricted stock will not be assumed by the acquiring or successor entity (or parent thereof), or unless new options or restricted stock of comparable value are not to be issued in exchange therefore, or if the options or restricted stock were assumed by the acquiring entity then the options would fully accelerate, if within twelve months after such change in control, the option holder voluntarily resigns for "good reason" or is terminated for any reason other than for "cause". However, the Administrator may at its discretion provide for other vesting arrangements in an option agreement or restricted stock purchase agreement, including arrangements, which provide for full acceleration of vesting upon a change in control.

NEW PLAN BENEFITS

   The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1997 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1997 PLAN

   The following is a summary of certain federal income tax consequences of participation in the 1997 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1997 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

   Incentive Options. No taxable income will be recognized by an optionee under the 1997 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than
(i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

   The exercise of an incentive option may result in an "item of adjustment" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

   Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

   Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

   If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

TAX WITHHOLDING

   The Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised under the Plan.

EQUITY COMPENSATION PLAN INFORMATION

   The following table sets forth certain information as of the end of fiscal year 2001 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

                                            (a)                         (b)                        (c)
                                 -------------------------- --------------------------- -------------------------
                                                                                          Number of securities
                                                                                         remaining available for
                                 Number of Securities to be                               future issuance under
                                  issued upon exercise of    Weighted-average exercise  equity compensation plans
                                    outstanding options,    price of outstanding option   (excluding securities
         Plan Category              warrants and rights         warrants and rights     reflected in column (a))
         -------------           -------------------------- --------------------------- -------------------------
Equity Compensation plans
approved by Security Holders....
                                          913,500                      $0.51                    1,586,500(1)
Equity Compensation plans
not approved by security holders               --                         --                           --
                                          -------                      -----                    ---------
   Total........................          913,500                      $0.51                    1,586,500
                                          =======                      =====                    =========

--------
(1) Does not include the increase of 1,500,00 shares approved by the Board of Directors in January, 2002 and included as Proposal No. 3 herein.

                             STOCKHOLDER PROPOSALS

   Any stockholder desiring to submit a proposal for action at the 2003 Annual Meeting of Stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 20, 2003 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

   Under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2003 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company's proxy statement may be submitted until April 2, 2003; thereafter, the Company will use its voting authority as described above.

                                 OTHER MATTERS

   The Company has enclosed with this Proxy Statement a copy of Form 10-K for the year ended December 31, 2001.

   Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

   Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.

                                          By Order of the Board of Directors

                                          /s/   THOMAS C. BILLSTEIN
                                          Thomas C. Billstein
                                          Secretary

Irvine, California
May 20, 2002

    PROXY
                       PROLONG INTERNATIONAL CORPORATION
                   Proxy Solicited by the Board of Directors
               Annual Meeting of the Stockholders--June 26, 2002

       The undersigned hereby nominates, constitutes and appoints Elton Alderman and Nicholas M. Rosier, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PROLONG INTERNATIONAL CORPORATION which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of the Company to be held at the Hilton Orange County Airport, located at 18800 MacArthur Blvd., Irvine, California 92612, on June 26, 2002, at 10:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

1.  Election of Directors

             [_]  FOR                          [_]  WITHHOLD AUTHORITY

             all nominees listed below         to vote for all nominees
             (except as marked to the          listed below
             contrary below)

           Election of the following nominee to serve as a director:

                                    Richard McDermott                   Class I

       (Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

 -----------------------------------------------------------------------------

2.  Ratification of Haskell & White LLP as independent auditors:

                 [_]  FOR        [_]  AGAINST        [_]  ABSTAIN

3. Approve the increase of the authorized shares under the Company's 1997 Stock Incentive Plan from its present 2,500,000 shares to a maximum of 4,000,000 shares.

                 [_]  FOR        [_]  AGAINST        [_]  ABSTAIN

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

               IMPORTANT--PLEASE SIGN AND DATE AND RETURN PROMPTLY

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" THE INCREASE OF THE AUTHORIZED SHARES IN THE EMPLOYEE STOCK OPTION PLAN AND "FOR" RATIFICATION OF HASKELL & WHITE LLP AS INDEPENDENT AUDITORS.

                                          Dated ________________ , 2002

                                          _____________________________________
                                               (Signature of stockholder)

                                          Please sign your name exactly as it
                                          appears hereon. Executors,
                                          administrators, guardians, officers
                                          of corporations and others signing in
                                          a fiduciary capacity should state
                                          their full titles as such.


       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.